Exhibit 23.2



                          Independent Auditor's Consent


The Board of Directors
Viseon, Inc.:

We consent to incorporation by reference in Pre Effective Amendment No. 1 to the registration statement on Form S-2 of Viseon, Inc. (formerly RSI Systems, Inc.) of our report dated September 7, 2000, relating to the balance sheet of RSI Systems, Inc. as of June 30, 2000 and the related statements of operations, stockholders' equity, and cash flows for the year ended June 30, 2000, which report appears in the June 30, 2000 annual report on Form 10-KSB of RSI Systems, Inc.



                                         /s/  Virchow, Krause & Company, LLP

Minneapolis, Minnesota
July 25, 2001